UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

DANIELS CORPORATE ADVISORY COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-169128 (Commission File Number)	04-3667624 (IRS Employer Identification No.)
Parker Towers, 104-60, Queens Boulevard 12th Floor Forest Hills, New York (principal executive offices)	92130 (Zip Code)

(347) 242-3148
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02

Unregistered Sales of Equity Securities.

On August 10, 2015, the registrant issued 20,000,000 shares of its common stock to Arthur D. Viola, our chairman, chief executive officer, chief financial officer, principal accounting officer, treasurer, secretary, and sole director as consideration for continued employment over the next twelve months and for the aforementioned responsibilities.   The shares were issued at a per share value of $0.01 per share, due to the restrictions on transfer imposed by the Securities Act of 1933, as amended.  In that regard, the shares bear a legend restricting their transfer as required by the Securities Act.  Prior to the issuance of the 20,000,000 shares, Mr. Viola owned a total of 10,466,077 shares of our common stock.  Following the issuance of the 20,000,000 shares, Mr. Viola owns 30,466,077 shares of our common stock.

In a separate, unrelated event, Mr. Viola cancelled $200,000.00 of past due compensation and benefits.

As of August 11, 2015, the registrant had outstanding 53,298,319 shares of its common stock.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 3.02, above.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell Registrant transaction.  Not applicable.

(d)

Exhibits.  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2015	DANIELS CORPORATE ADVISORY COMPANY, INC.

By /s/ Arthur D. Viola
Arthur D. Viola, Chief Executive Officer

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